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                                                                    EXHIBIT 99.1

                        DOSKOCIL COMPANIES INCORPORATED
                        5,555,556 SHARES OF COMMON STOCK
                           OFFERED PURSUANT TO RIGHTS
               DISTRIBUTED TO STOCKHOLDERS AND WARRANTHOLDERS OF
                        DOSKOCIL COMPANIES INCORPORATED

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    Enclosed are a Prospectus, dated September 19, 1994 (the "Prospectus"), and Instructions as to Use of the Doskocil Companies Incorporated Rights Certificates (the "Instructions"), relating to the offering of 5,555,556 shares of common stock, par value $.01 per share (the "Common Stock"), of Doskocil Companies Incorporated (the "Company"), at a price of $9 per share, in cash, pursuant to transferable subscription rights (the "Rights") distributed to holders of record of Common Stock and warrants to purchase Common Stock, as of the close of business on September 29, 1994 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Rights Certificate registered in your name or the name of your nominee.

    Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to .68 Rights for each share of Common Stock owned by such beneficial owner. All fractional Rights will be rounded up to the nearest whole number, but only if you deliver to American Stock Transfer & Trust Company, the Exercise Agent, a certification in the required form prior to 5:00 P.M., New York City time, on October 12, 1994. Each such certification will require you to certify, among other things, that you are requesting the rounding up of fractional Rights on behalf of bona fide beneficial owners entitled thereto.

    We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights.

    You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Except for the fees charged by the Exercise Agent (which will be paid by the Company, as described in the Prospectus) all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Exercise Agent. The Company will pay all transfer taxes, if any, applicable to the sale of shares of Common Stock upon the exercise of Rights.

    Enclosed are copies of the following documents:

        1.  The Prospectus;

        2. The "Instructions as to Use of the Doskocil Companies Incorporated Rights Certificate" (including Guidelines For Certification of Taxpayer Identification on Substitute Form W-9);

        3. A form of letter which may be sent to your clients for whose accounts you hold shares of the Company's Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

        4.  A Notice of Guaranteed Delivery for Exercise of Rights; and

        5. A return envelope addressed to American Stock Transfer & Trust Company, the Exercise Agent.

    Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on October 19, 1994, unless extended by the Company at its discretion (the "Expiration Date").

    To exercise Rights, properly completed and executed Rights Certificates (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to the Exercise Agent as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.
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    Additional copies of the enclosed materials, and the certification needed to round up fractional shares, may be obtained from American Stock Transfer & Trust Company, the Exercise Agent. Their toll-free telephone number is (800) 937-5449.

                                          Very truly yours,

                                                     [SIG]
                                          R. Randolph Devening
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF DOSKOCIL COMPANIES INCORPORATED, THE EXERCISE AGENT, THE DEALER MANAGERS OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE RIGHTS CERTIFICATES.